UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 13, 2007, the board of directors of MMC Energy, Inc. (“the Company”) unanimously elected Karl W. Miller, as President. Mr. Miller will serve as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Effective March 13, 2007, Harry Scarborough, Vice President of Business Development will assume responsibility for managing the Company’s power plants and operations, in addition to his existing business development activities in the Western U.S. Mr. Scarborough joined MMC after a successful tenure as the General Plant Manager for the 750MW Pastoria combined cycle power plant in the Bakersfield area of Southern California from 2001 through 2006. Prior to his tenure at Calpine, Mr. Scarborough served in key roles as Director of Operations and Maintenance (USA) for Enron Wind Corporation from 1998 to 2001 and the International Regional Manager for Stewart and Stevenson Operations from 1995 to 1998. Prior to that time, Mr. Scarborough spent twenty years as a Surface Warfare Officer in the United States Navy in various engineering roles including conventional marine boiler propulsion plants, nuclear, as well as gas turbine propulsion.

Effective March 12, 2007 (the “Effective Date”), the company accepted the resignation of Martin Quinn as a member of the board of directors of the Company. Also as of the Effective Date, Mr. Quinn resigned as President and Chief Operating Officer of the Company. In connection with his resignation as President and Chief Operating Officer of the Company, Mr. Quinn and the Company entered into a Separation Agreement and Release (the “Separation Agreement”), dated as of March 12, 2007, the execution of which fully released both the Company and Mr. Quinn from any and all liability of whatever kind and nature arising out of, or related to Mr. Quinn’s employment with the Company or the termination of his employment. Pursuant to the Separation Agreement, as of the Effective Date, Mr. Quinn’s options to purchase the Company’s common stock were cancelled. Pursuant to the terms of the Separation Agreement, the Company will pay Mr. Quinn cash representing separation and bonus payments in the aggregate amount of $387,500.00 on or before March 22, 2007. The Company also agreed to register for resale the shares of the Company's stock owned by Mr. Quinn with Securities and Exchange Commission.

There are no undisclosed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Quinn has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2007	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer